CONSENT ACTION

BY THE SHAREHOLDERS OF

GLOBAL EARTH ENERGY, INC.

IN LIEU OF ANNUAL MEETING

The undersigned, constituting a majority of the Shareholders of Global Earth Energy, Inc., a Nevada corporation (the “Corporation”), by affixing their signatures hereto, pursuant to Section 78.320 of the Nevada Revised Statute (“NRS”), hereby consent to and take the following actions and adopt the following resolutions as of the date hereof, by written consent as signified hereinbelow as if the same had been done at a regular annual meeting of the Shareholders of the Corporation duly called and held:

WHEREAS, the Shareholders of the Corporation believe it to be in their best interest to authorize additional shares of Common Stock in order to provide management with additional financial flexibility.

WHEREAS, the Board of Directors of the Corporation, has recommended that the shareholders vote in favor of the amendment of the Corporation’s Articles of Incorporation to authorize additional shares;

NOW THEREFORE, IT IS HEREBY

RESOLVED, that the Shareholders hereby amend the Articles of Incorporation by amending Article III to reflect the authorization of 6,000,000,000 shares of Common Stock with a par value of $.00001.  The rest of Articles of Incorporation shall remain unchanged.

FURTHER RESOLVED, that the officers and directors of the Corporation are hereby authorized and directed to take all actions necessary to effect the foregoing.

FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to execute and file appropriate Articles of Amendment in accordance with the provisions of the NRS.

FURTHER RESOLVED, this Consent Action may be executed in one or more counterparts, each of which may be deemed an original, and all of which, when taken together, shall constitute one and the same Consent Action.

FURTHER RESOLVED, that the Secretary of the Corporation is hereby directed to file a copy of this Consent Action with the minutes of the proceedings of the Corporation.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 17th day of January, 2014.

SHAREHOLDERS:

____________________________________

Sydney Harland

____________________________________

Betty Ann Harland